EXHIBIT 15

                         ACKNOWLEDGMENT OF INDEPENDENT
                          CERTIFIED PUBLIC ACCOUNTANTS
                  REGARDING INDEPENDENT AUDITORS' REVIEW REPORT



The Board of Directors
LaserSight Incorporated:

With respect to the registration statements on Form S-8 (nos. 33-96390, 33-52170, 333-16817, 333-16823, 333-62587, 333-62591, 333-84073, 333-84075,
333-42662 and 333-75216) and on Form S-3 (nos. 333-2198, 333-25237, 333-36655,
333-36837, 333-59369, 333-68495, 333-77825, 333-35822, 333-46470, 333-62634,
333-67616, and 333-101364) of LaserSight Incorporated, we acknowledge our awareness of the use therein of our report dated May 6, 2003 related to our review of interim financial information.

Pursuant to Rule 436(c) under the Securities Act of 1933, such report is not considered part of a registration statement prepared or certified by an accountant or a report prepared or certified by an accountant within the meaning of sections 7 and 11 of the Act.


/s/KPMG LLP

St. Louis, Missouri
May 15, 2003